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Exhibit 10.3        Independent Representatives Stock Option Plan.


                            TRAVELMAX INTERNATIONAL, INC.
                    INDEPENDENT REPRESENTATIVES' STOCK OPTION PLAN


     1. PURPOSE. The purpose of the TravelMax International, Inc. Independent Representatives' Stock Option Plan (the "Plan"), is to provide an incentive to certain independent contractors ("Participants") providing sales services to TravelMax International, Inc., a Utah corporation and any parent companies and subsidiaries (collectively referred to as "TMI") to provide services to TMI and contribute to its success.

     As used in the Plan, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, and the terms "Parent" and "Subsidiary" shall have the meanings set forth in Code Sections 424(e) and (f).

     This Plan was adopted by the Board of Directors of TMI as of July 29, 1997, and by the stockholders of TMI as of August 16, 1997.

     2. ADMINISTRATION. The Plan shall be administered by a Plan Committee which shall be established by the Board of Directors of TMI (the "Board"). Members of the Plan Committee shall be appointed, both initially and as vacancies occur, by the Board. The Board, at any time it so desires, may increase or decrease, but not below two, the number of members of the Plan Committee, may remove from membership on the Plan Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Plan Committee, whether by removal, resignation or otherwise. The provisions of the Plan and all option agreements executed pursuant thereto, and its decisions shall be conclusive and binding upon all interested persons. Subject to the provisions of the Plan, the Plan Committee shall have the sole authority to determine:

          (a) The persons (hereinafter, "optionees") to whom options to purchase shares of Common Stock of TMI ("Stock") shall be granted;

          (b)  The number of options to be granted to each  optionee;

          (c) The price to be paid for each share of Stock upon the exercise of each option;

          (d) The period within which each option shall be exercised and, with the consent of the optionee, any extensions of such period (provided, however, that the original period and all extensions shall not exceed the maximum period permissible under the Plan); and

          (e) The terms and conditions of each stock option agreement entered into between TMI and persons to whom TMI has granted an option and of any amendments thereto (provided that the optionee consents to each such amendment).

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     The Plan Committee shall meet at such times and places as it determines, including by means of a telephone conference call. A majority of the members shall constitute a quorum, and a decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Plan Committee. A memorandum signed by all of the members of the Plan Committee shall constitute the decision of the Plan Committee without the necessity, in such event, for holding an actual meeting.

     3. FORMULA GRANTS. Unless determined otherwise by the Plan Committee, options shall be granted to Participants each week on the basis of the amount of commissions paid in respect of services as an independent representative of the Company, as follows:

                    $2250-$4499         Options for 250 shares
                    $4500-$6749         Options for 500 shares
                    $6750 or more       Options for 1000 shares

     4. ELIGIBILITY. All Participants shall be eligible to receive grants of options under the Plan.

     5. STOCK SUBJECT TO PLAN. There shall be reserved for issue, upon the exercise of options granted under the Plan, 2,900,000 shares of Stock or the number of shares of Stock, which, in accordance with the provisions of
Section 9 hereof, shall be substituted therefor. Such shares may be treasury shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available for the purposes of the Plan.

     Each nonqualified stock option granted under the Plan shall be evidenced by a stock option agreement between the person to whom such option is granted and TMI. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case:

               (a) OPTION PRICE. The price to be paid for each share of Stock upon the exercise of an option shall be determined by the Plan Committee at the time the option is granted , but shall in no event be less than 100% of the Fair Market Value of the shares on the date the option is granted. As used in this Plan, the term "date the option is granted" means the date on which the Plan Committee authorized the grant of an option hereunder or any later date specified by the Plan Committee.

               (b) PERIOD OF OPTION AND EXERCISE. The periods, installments or intervals during which an option may be exercised shall be determined by the Plan Committee at the time the option is granted, but in no event shall such period exceed 10 years from the date the option is granted. Unless determined otherwise by the Plan Committee, options may be exercised as follows:

               2 years after grant      25% of options granted
               3 years after grant      25% of options granted
               4 years after grant      50% of options granted

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               (c)  PAYMENT FOR STOCK.  The option exercise price for each share of Stock purchased under an option shall be paid in full at the time of purchase. The Plan Committee may provide that the option exercise price be payable at the election of the holder of the option, with the consent of the Plan Committee, in whole or in part either in cash or by delivery of Stock in transferable form, such Stock to be valued for such purpose at its Fair Market Value on the date on which the option is exercised. No share of Stock shall be issued until full payment therefor has been made, and no optionee shall have any rights as an owner of shares of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

     6. NONTRANSFERABILITY. The options granted pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution of the state or country of the optionee's domicile at the time of death or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act and shall be exercisable during the optionee's lifetime only by him (or, in the case of a transfer pursuant to a qualified domestic relations order, by the transferee under such qualified domestic relations order) and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

     7. TERMINATION OF RELATIONSHIP. Unless otherwise specified in the applicable option agreement upon termination of the optionee's relationship with TMI, his rights to exercise options then held by him shall be only as follows (in no case do the time periods referred to below extend the term specified in any option):

          (a) DEATH OR DISABILITY. Upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of an optionee, any option which he holds may be exercised (to the extent exercisable at his death or disability), unless it otherwise expires, within such period after the date of his death (not less than six months nor more than twelve months) as the Plan Committee shall prescribe in his option agreement by the optionee or, in the event of death, by the optionee's representative or by the person entitled thereto under his will or the laws of intestate succession.

          (b) PLAN COMMITTEE DISCRETION. The Plan Committee may in its sole discretion accelerate or extend the exercisability of any or all options.

     8.   ADJUSTMENT OF SHARES; TERMINATION OF OPTIONS.

          (a) ADJUSTMENT OF SHARES. In the event of changes in the outstanding Stock by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Plan Committee), an appropriate adjustment shall be made by the Plan Committee in the number of shares reserved under the Plan, in the number of shares set forth in Section 5 hereof, in the number of shares and the option price per share specified in any stock option agreement with respect to any unexercised shares. The determination of the Plan Committee as to what adjustments shall be made shall be conclusive. Adjustments for any options to purchase fractional shares shall also be determined by the Plan Committee. The Plan Committee shall give prompt notice to all optionees of any adjustment pursuant to this Section.

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          (b)  TERMINATION OF OPTIONS ON MERGER, REORGANIZATION OR
LIQUIDATION OF TMI. Notwithstanding anything to the contrary in this Plan, in the event of any merger, consolidation or other reorganization of TMI in which TMI is not the surviving or continuing corporation (as determined by the Plan Committee) or in the event of the liquidation or dissolution of TMI, all options granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless there is an agreement with respect thereto which expressly provides for the assumption of such options by the continuing or surviving corporation.

     9. SECURITIES LAW REQUIREMENTS. TMI's obligation to issue shares of its Stock upon exercise of an option is expressly conditioned upon the completion by TMI of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which TMI in its sole discretion shall deem necessary or advisable. TMI may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

     10. TAX WITHHOLDING. As a condition to the exercise of an option or otherwise, TMI may require an optionee to pay over to TMI all applicable federal, state and local taxes which TMI is required to withhold with respect to the exercise of an option granted hereunder. At the discretion of the Plan Committee and upon the request of an optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Stock otherwise issuable to the optionee upon the exercise of an option.

     11. AMENDMENT. The Board may amend the Plan at any time, except that without shareholder approval:

          (a) The number of shares of Stock which may be reserved for issuance under the Plan shall not be increased except as provided in Section 8(a) hereof;

          (b) The maximum period of ten (10) years during which the options may be exercised may not be extended;

          (c) The class of persons eligible to receive options under the Plan as set forth in Section 3 shall not be changed; and

          (d) This Section 11 may not be amended in a manner that limits or reduces the amendments which require shareholder approval.

     12. EFFECTIVE DATE. The Plan shall be effective upon the date of its adoption by both the Board, and subject to the approval of the stockholders of TMI within the 12 month period following such adoption date.

     13. TERMINATION. The Plan shall terminate automatically as of the close of business on the day preceding the 10th anniversary date of its effectiveness or earlier by resolution of the

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Board, or upon consummation of any merger, consolidation or other reorganization in which the options granted hereunder terminate, all as described in Section 8(b) hereof. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination.

     14. STOCK OPTION AGREEMENT. Each option granted under the Plan shall be evidenced by a written agreement executed by TMI and accepted by the optionee, which (i) shall contain each of the provisions and agreements herein specifically required to be contained therein, (ii) may contain the agreement of the optionee to render services to, TMI or any Parent or Subsidiary for a period of time to be determined by the Plan Committee, and
(iii) may contain such other terms and conditions as the Plan Committee deems desirable and which are not inconsistent with the Plan.

     Executed and dated as of the date first written above at Newport Beach, California.

                                   TRAVELMAX INTERNATIONAL, INC.



                                   By: /s/ Mark Guest
                                       ------------------------
                                     Mark Guest, President


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